Exhibit 10.10

FIDELIS INSURANCE HOLDINGS LIMITED,

as Issuer

and

THE BANK OF NEW YORK MELLON,

as Trustee, Registrar, Transfer Agent and Paying Agent

INDENTURE

Dated as of June 18, 2020

$300,000,000 4.875% SENIOR NOTES DUE 2030

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EXHIBITS:

EXHIBIT A	—	Form of Note
EXHIBIT B	—	Form of Transfer Notice
EXHIBIT C	—	Form of Certificate for Transfer from Restricted Global Note or Certificated Note Bearing a Securities Act Legend to Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend
EXHIBIT D	—

Form of Transfer Certificate for Transfer from Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend to Restricted Global Note or Certificated Note Bearing a Securities Act Legend

EXHIBIT E	—	Form of Certificate for Removal of the Securities Act Legend on a Certificated Note

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This INDENTURE, dated as of June 18, 2020, among FIDELIS INSURANCE HOLDINGS LIMITED, a Bermuda exempted company with limited liability, as the issuer (the “Company”), and The Bank of New York Mellon, not in its individual capacity but solely as Trustee, Registrar, Transfer Agent and Paying Agent (the “Trustee”).

RECITALS

The Company has duly authorized (i) the issue of 4.875% Senior Notes due 2030 (the “Initial Notes” and, together with any Additional Notes, as hereinafter defined, the “Notes”), initially in an aggregate principal amount of U.S. $300,000,000 and (ii) the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed and authenticated and delivered hereunder and duly issued, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.05.

“Additional Amounts” shall mean any additional amounts which are required hereby or by any Notes, under circumstances specified herein or therein, to be paid by the Company, in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

“Additional Notes” means any notes issued under this Indenture in addition to the Initial Notes having the same terms in all respects as the Initial Notes except for the issue date, issue price and that interest will accrue on the Additional Notes from their date of issuance.

“Affiliate” means, with respect to any specified Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (b) any other Person who is a director or officer (i) of such specified Person, (ii) of any Subsidiary of such specified Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means each of the Registrar, the Transfer Agents and the Paying Agents, and each, individually, an “Agent.”

“Applicable Law” shall have the meaning set forth in Section 4.10.

“Applicable Procedures” means the applicable procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable.

“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single (re)insurance entities, as applicable, which are applicable to the Company or the Insurance Group at the relevant time and from time to time, and which shall initially mean the Group Supervision Rules until such time as the BMA no longer has jurisdiction or responsibility to regulate the Company or the Insurance Group.

“Authenticating Agent” has the meaning specified in Section 2.02.

“Authorized Denomination” has the meaning specified in Section 2.02.

“Authorized Newspaper” means a newspaper of general circulation, in the official language of the country of publication or in the English language, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive publications in an Authorized Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate the Company or the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations.

“BMA Approval” means the BMA has given, and not withdrawn by the applicable Redemption Date, its prior consent to the redemption of such Notes as are proposed to be redeemed on the applicable Redemption Date.

“BMA Redemption Requirements” means (i) the Notes will not be redeemable at any time prior to December 31, 2023, without BMA Approval, and (ii) the Notes will not be redeemable or repayable at any time, including on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, if the Enhanced Capital Requirement would be breached immediately before or after giving effect to such redemption or repayment of the Notes; unless, in the case of each of clause (i) and (ii), the Company replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Supervision Rules.

“Board of Directors” means the Board of Directors of the Company, or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary, the Assistant Secretary or another Officer or legal counsel performing corporate secretarial functions of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“BSX” means the Bermuda Stock Exchange.

“Business Day” means, with respect to any Note, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of the Note, in the City of New York, New York, in Hamilton, Bermuda and in the City of London, United Kingdom is not a day on which banking institutions are authorized or required by law, executive order or regulation to be closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) in the equity of such Person.

“Certificated Note” has the meaning specified in Section 2.01.

“Clearstream” means Clearstream Banking, S.A.

“Closing Date” means June 18, 2020, or such later date on which the Notes are issued hereunder.

“Commercially Reasonable Efforts” means commercially reasonable efforts consistent with the efforts of a comparable third party in the (re)insurance industry operating under similar circumstances in carrying out of obligations to complete the offer and sale of Qualifying Securities, subject to the existence of a Market Disruption Event, in an amount necessary to satisfy the Replacement Capital Obligation, to third parties that are not Subsidiaries of the Company in either public offerings or private placements. The Company will not be considered to have made Commercially Reasonable Efforts to effect the sale of Qualifying Securities if the Company determines not to pursue or complete the sale of Qualifying Securities due to pricing, coupon, dividend rate or other cost of capital considerations.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means Fidelis Insurance Holdings Limited until replaced by a successor thereof, and, thereafter, includes the successor for purposes of any provision contained herein.

“Company Order” means a written statement, request or order of the Company signed in its name by the chairman or vice chairman of the Board of Directors, the principal executive officer, principal financial officer, principal operating officer, any executive, senior or other vice president or the treasurer of the Company and delivered to the Trustee.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes (assuming for this purpose that the Notes mature on the Par Call Date) that would be used, at the time of selection and in accordance with customary financial services industry practice, in pricing new issues of corporate securities of comparable maturity to the remaining term of the Notes (assuming for this purpose that the Notes mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so received.

“Consolidated Net Worth” means, in respect of any Person, the total of the amounts shown on the balance sheet of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, of (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus, less any accumulated deficit.

“Corporate Trust Office” means the office of the Trustee at which, at any time, its corporate trust business shall be administered, which office at the date hereof is located at 240 Greenwich Street, Floor 7E, New York, New York 10286; Attn: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” shall have the meaning set forth in Section 8.04.

“Defeasance” shall have the meaning set forth in Section 8.03.

“Depositary” means DTC, Clearstream or Euroclear or any successor depositary for the Notes.

“Distribution Compliance Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“DTC” means The Depository Trust Company.

“EEA” means the European Economic Area.

“ECR” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in Insurance Act, or, should the Insurance Act or the Group Supervision Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.

“ECR Test Date” means January 1, 2030.

“Enhanced Capital Requirement” means the ECR or any other requirement to maintain assets, capital and/or surplus applicable to the Company or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.

“Euroclear” means Euroclear Bank SA/NV.

“Event of Default” means any event or condition specified as such in Section 6.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Final Maturity Date” means either (i) the Scheduled Maturity Date, if, on the Scheduled Maturity Date, the BMA Redemption Requirements are satisfied, or (ii) if the BMA Redemption Requirements are not satisfied on the Scheduled Maturity Date, then following the Scheduled Maturity Date, the earlier of (A) the date falling 10 Business Days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such repayment of the Notes were made on such date and (B) the date on which a Winding-Up of the Company occurs.

“GAAP” means (i) U.S. GAAP or (ii) if elected by the Company by written notice to the Trustee (the “IFRS Election”), IFRS. Upon the IFRS Election, references to GAAP shall thereafter be construed to mean IFRS.

“Global Note” means a global note representing the Notes substantially in the form attached hereto as Exhibit A.

“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

“Holder” or “Noteholder” means the Person in whose name a Note is registered in the Register.

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time.

“IFRS Election” has the meaning specified in the definition of “GAAP.”

“Indebtedness” means, with respect to any Person, (i) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all capitalized lease obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to trusts, letters of credit or any other arrangements securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other Person; (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (vii) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (i) through (vi) above.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the provisions hereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof.

“Insurance Act” means the Bermuda Insurance Act 1978, as amended or replaced from time to time.

“Insurance Group” means all Subsidiaries of the Company that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations.

“interest” on a Note means the interest on such Note (including any Additional Amounts payable by the Company in respect of such interest).

“Interest Payment Date” means the Payment Date of an installment of interest on the Notes.

“issue” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term “issuance” has a corresponding meaning.

“Issue Date” means June 18, 2020.

“Lien” means any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever.

“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

(i) trading in securities generally (or in the Company’s common shares, preference shares or other securities specifically) on the BSX, the London Stock Exchange plc, the New York Stock Exchange, any other U.S. national or international securities exchange or any other regulated market in the EEA, or over-the-counter market on which the Company’s common shares and/or preference shares and/or other securities are then listed or traded, shall have been suspended or settlement on any such exchange generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities;

(ii) the Company would be required to obtain the consent or approval of its common or preference shareholders (to the extent required) or of a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell Qualifying Securities in order to satisfy the Replacement Capital Obligation, and that consent or approval has not yet been obtained notwithstanding the Company’s Commercially Reasonable Efforts to obtain that consent or approval;

(iii) a banking moratorium shall have been declared by the federal or state authorities of Bermuda, the United Kingdom, the United States and/or any member state of the EEA and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;

(iv) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in Bermuda, the United Kingdom, the United States and/or any member state of the EEA and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;

(v) Bermuda, the United Kingdom, the United States or any member state of the EEA shall have become engaged in hostilities, there shall have been an escalation in hostilities involving Bermuda, the United Kingdom, the United States or any member state of the EEA, there shall have been a declaration of a national emergency or war by Bermuda, the United Kingdom, the United States or any member state of the EEA or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;

(vi) there shall have occurred a material adverse change in general domestic or international economic, political or financial conditions, currency exchange rates or exchange controls, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;

(vii) an event occurs and is continuing as a result of which the offering document for the offer and sale of Qualifying Securities would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in the Company’s reasonable judgment, is not otherwise required by law and would have a material adverse effect on its business, (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company’s ability to consummate that transaction or (c) the event relates to a previously undisclosed material (re)insurance loss and the disclosure of that event at such time, in the Company’s reasonable judgment, is impeded by the current nature of such event and the extent of losses remain under consideration by the Company’s management pending further information from brokers, cedants or insureds, provided that no single suspension period described in this clause (vii) shall exceed 90 consecutive days and multiple suspension periods described in this clause (vii) shall not exceed an aggregate of 90 days in any 180-day period; or

(viii) the Company reasonably believes that the offering document for the offer and the sale of Qualifying Securities would not be in compliance with a rule or regulation of the Commission or any other securities regulatory authority or exchange to which the Company is subject (for reasons other than those described in the immediately preceding clause (vii)) and it is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this clause (viii) shall exceed 90 consecutive days and multiple suspension periods described in this clause (viii) shall not exceed an aggregate of 90 days in any 180-day period.

“Notes” has the meaning specified in the first paragraph of the Recitals in this Indenture and shall be in the form of Note set forth in Exhibit A.

“Offering Memorandum” means the offering memorandum dated June 11, 2020, relating to the Notes.

“Officer” means the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company, or any other Person duly appointed by the shareholders of the Company or the Board of Directors to perform corporate duties.

“Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel of recognized standing (who may be an employee of or counsel to the Company) and who shall be reasonably acceptable to the Trustee, which opinion is reasonably satisfactory to the Trustee.

“Outstanding” means, when used with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed pursuant to Section 3.02, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Notes, except to the extent provided in Sections 8.03 and 8.04, with respect to which the Company has effected legal Defeasance and/or Covenant Defeasance as provided in Article 8; and

(iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser or protected purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Company or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which a Responsible Officer of the Trustee has received written notice at its address specified herein of being so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, or any other obligor upon the Notes or any of its or such other obligor’s Affiliates.

“Par Call Date” means April 1, 2030.

“Paying Agent” means The Bank of New York Mellon, until a successor Paying Agent shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Paying Agent” shall mean such successor Paying Agent.

“Payment Date” means the date on which payment of interest on and/or principal of the Notes is due.

“Person” means a legal person, including any individual, company, limited liability company, corporation, estate, partnership, limited liability partnership, joint venture, association, joint share company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“principal” of a Note means the principal amount of such Note (including any Additional Amounts payable by the Company in respect of such principal).

“Proceeding” has the meaning specified in Section 10.11.

“Qualifying Securities” means any securities (other than the Company’s common shares, rights to purchase the Company’s common shares and securities convertible into or exchangeable for the Company’s common shares, such as preference shares that are convertible into the Company’s common shares) having equal or better capital treatment as the capital represented by the Notes under the Group Supervision Rules.

“RCO Satisfying Issuance” has the meaning specified in Section 3.01.

“Record Date” means, when used with respect to the interest on the Notes payable on any Interest Payment Date, June 15 and December 15 (whether or not a Business Day), as the case may be, immediately preceding an Interest Payment Date.

“Redemption Date” with respect to any Note or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Reference Treasury Dealer” means (a) Wells Fargo Securities, LLC or its affiliates that are primary U.S. government securities dealers and their respective successors, unless any of them ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer and (b) two other Primary Treasury Dealers that the Company selects in the Company’s sole discretion.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, in the Company’s sole discretion, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by that Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding the Redemption Date.

“Register” has the meaning specified in Section 2.03.

“Registrar” means The Bank of New York Mellon, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Registrar” shall mean such successor Registrar.

“Regulation S” means Regulation S under the Securities Act, as in effect from time to time.

“Regulation S Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons representing Notes sold outside of the United States pursuant to Regulation S.

“Replacement Capital Obligation” has the meaning specified in Section 3.01.

“Replacement Capital Obligation Default” has the meaning specified in Section 3.01.

“Resale Restriction Termination Date” means, for any Restricted Global Note (or beneficial interest therein), one year from the Issue Date or, if any Additional Notes that are Restricted Global Notes have been issued before the Resale Restriction Termination Date for any Restricted Global Notes, from the latest such original issue date of such Additional Notes.

“Responsible Officer” means any officer of the Trustee or any Agent in Corporate Trust Administration with direct responsibility for the administration of this Indenture.

“Restricted Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons sold to “qualified institutional buyers” (as such term is defined in Rule 144A) pursuant to Rule 144A.

“Rule 144A” means Rule 144A under the Securities Act, as in effect from time to time.

“Scheduled Maturity Date” means June 30, 2030.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Act Legend” means the following legend, printed in capital letters:

NEITHER THIS GLOBAL NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS GLOBAL NOTE NOR ANY BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO FIDELIS INSURANCE HOLDINGS LIMITED OR A SUBSIDIARY THEREOF, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL NOTE IN ACCORDANCE WITH CLAUSE (4) ABOVE, FIDELIS INSURANCE HOLDINGS LIMITED OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS ABSOLUTE DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION.

THIS LEGEND MAY BE REMOVED SOLELY IN THE DISCRETION AND AT THE DIRECTION OF FIDELIS INSURANCE HOLDINGS LIMITED.

“Significant Subsidiary” means any present or future consolidated direct or indirect Subsidiary of the Company (i) the Consolidated Net Worth of which constitutes at least 10% of the Consolidated Net Worth of the Company and (ii) in which the Company holds, directly or indirectly, equity interests entitled to more than 50% of the profits thereof.

“Subsidiary” means any corporation, partnership or other entity of which at the time of determination the Company owns or controls directly or indirectly more than 50% of the Voting Shares.

“Tax Event” means, with respect to the Notes, if at any time the Company receives an opinion of counsel that as a result of (i) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of a Taxing Jurisdiction or (ii) any change in the application or official interpretation of such laws, regulations or rulings (including, for the avoidance of doubt, any action taken by a Taxing Jurisdiction, which action is applied generally or is taken with respect to the Company, or a decision rendered by a tribunal or court of competent jurisdiction in a Taxing Jurisdiction whether or not such decision was rendered with respect to the Company), in each case, which change is formally announced and becomes effective after the Issue Date (or, in the case of a jurisdiction that becomes a Taxing Jurisdiction at a later date, after such date), the Company will be required as of the next Interest Payment Date to pay Additional Amounts with respect to the Notes as provided in Section 4.10 and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available.

“Taxing Jurisdiction” means Bermuda, the United Kingdom or any other jurisdiction in which the Company is resident for tax purposes or has a permanent establishment or jurisdiction from or through which payment on the Notes is made (including in each case any political subdivision or taxation authority thereof or therein).

“Transfer Agent” means The Bank of New York Mellon and any other Person authorized by the Company to effectuate the exchange or transfer of any Note on behalf of the Company hereunder.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated by the Company, in the Company’s sole discretion, on the third Business Day preceding the Redemption Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means The Bank of New York Mellon, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Trustee” shall mean such successor Trustee.

“United States” and “U.S.” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Dollars” and “U.S. $” each mean the currency of the United States.

“U.S. GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“U.S. Government Obligations” means securities which are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed by the full faith and credit of the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof or otherwise subject to prepayment, and shall also include a depository receipt issued by a New York Clearing House bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment or interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt or from any amount held by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Shares” means shares of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers, general partners or trustees of the corporation, partnership or other entity in question, provided that, for the purposes hereof, shares which carry only the right to vote conditionally on the happening of an event shall not be considered voting shares whether or not such event shall have happened.

“Winding-Up” will occur, with respect to any Person, if: (i) at any time an order is made, or an effective resolution is passed, for the winding-up of such Person (except, in any such case, a solvent winding-up solely for the purpose of a reorganization, merger or amalgamation or the substitution in place of such Person of a successor in business of such Person, the terms of which reorganization, merger, amalgamation or substitution (A) have previously been approved in writing by the Trustee or by Holders of a majority in aggregate principal amount of the outstanding Notes and (B) do not provide that the Notes or any amount in respect thereof shall thereby become payable); or (ii) an administrator of such Person is appointed and such administrator gives notice that it intends to declare and distribute a dividend.

Section 1.02. Rules of Construction. (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(iii) “or” is not exclusive;

(iv) “including” means including, without limitation; and

(v) any reference to an “Article,” a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture.

Section 1.03. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 1.04. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05. Communications by Holders with other Holders. (a) Holders may communicate with other Holders of Notes with respect to their rights under this Indenture and the Notes pursuant to Section 312(b) of the Trust Indenture Act. The Company, the Trustee and any and all other persons benefitted by this Indenture shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

(b) (i) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(ii) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee reviewing such instrument or writing deems sufficient.

(d) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.

(e) If the Company solicits from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall not have any obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Note set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements as may be required to comply with any law, stock exchange rule, agreement to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Company.

Each Global Note representing Initial Notes shall be dated the Issue Date. Each definitive certificated Note (“Certificated Note”) and Global Note shall be dated the date of its authentication.

The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any stock exchange on which the Notes may be listed, if any, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.02. Execution, Authentication and Delivery. (a) One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

(i) If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(ii) A Note shall not be valid until an authorized signatory of the Trustee or an authenticating agent manually or electronically signs the certificate of authentication on the Note upon Company Order. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The Trustee shall have the right to decline to authenticate and make available for delivery any Notes under this Section if the Trustee, being advised by counsel to the Trustee, determines that such action would expose the Trustee to personal liability in a manner not reasonably acceptable to the Trustee.

(iii) The Trustee or an authenticating agent shall authenticate and deliver initially Initial Notes on the Issue Date in an aggregate principal amount of U.S. $300,000,000 and any Additional Notes for original issue from time to time after the Issue Date in such principal amounts as set forth in Section 2.14, in each case upon a Company Order.

(iv) The Company may from time to time, without notice to, and without the consent of, the Holders of the Notes, create and issue Additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and the first payment of interest thereon, provided that, at the time of such issuance, no Event of Default has occurred and is continuing under this Indenture with respect to the Notes. Additional Notes issued in this manner shall be consolidated with and shall form a single class for non-U.S. federal income tax purposes with the previously outstanding Notes. Unless the context otherwise requires, for all purposes of this Indenture and the form of Note attached hereto, references to the Notes include any Additional Notes actually issued.

(v) The Notes shall be issued in fully registered form without coupons attached in minimum denominations of U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof (each, an “Authorized Denomination”).

(b) The Trustee may appoint an authenticating agent, with a copy of such appointment to the Company, to authenticate the Notes (the “Authenticating Agent”). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an Authenticating Agent. An Authenticating Agent has the same rights as the Registrar or any Transfer Agent or Paying Agent or agent for service of notices and demands.

(i) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business (and this transaction in particular) of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

(ii) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Company. Upon receiving such notice of resignation or upon such a termination, the Trustee may appoint a successor Authenticating Agent reasonably acceptable to the Company and shall give written notice of such appointment to the Company.

(iii) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto.

Section 2.03. Transfer Agent, Registrar and Paying Agent. (a) Subject to such reasonable regulations as the Company may prescribe, the books of the Company for the exchange, registration, and registration of transfer of Notes shall be kept at the office of the Registrar (such books maintained in such office and in any other office or agency designated for such purpose being herein referred to as the “Register”). The Company shall also request that the Trustee maintains books for the exchange, registration and registration of transfer of Notes. The Trustee shall notify the Registrar and the Registrar shall notify the Trustee, when necessary, upon any exchange, registration or registration of transfer of any Notes and shall cause their respective books to be amended accordingly. The Company may have one or more co-registrars and one or more additional Transfer Agents or Paying Agents. The terms “Transfer Agent” and “Paying Agent” include any additional transfer agent or paying agent, as the case may be. The term “Registrar” includes any co-registrar.

(b) The Company shall enter into any appropriate agency agreements with any Registrar, Transfer Agent or Paying Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee may act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company initially appoints the Trustee as Registrar, Transfer Agent and Paying Agent in connection with the Notes.

(c) The Registrar shall keep a record of all the Notes and shall make such record available during regular business hours for inspection upon the request of the Company provided a reasonable amount of time prior to such inspection. Such books and records shall include notations as to whether such Notes have been redeemed, or otherwise paid or cancelled, and, in the case of mutilated, destroyed, defaced, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced, and the Notes issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so cancelled and the date on which such Note was cancelled. Each Transfer Agent shall notify the Trustee and the Registrar of any transfers or exchanges of Notes effected by it. The Registrar shall not be required to register the transfer of or exchange Certificated Notes for a period of 15 days preceding any date of selection of Notes for redemption, or register the transfer of or exchange any Certificated Notes previously called for redemption.

(d) All Notes surrendered for payment, redemption, registration of transfer or exchange shall be cancelled by the relevant Transfer Agent or Paying Agent, Registrar or the Trustee, as the case may be. Each Registrar, Paying Agent and Transfer Agent shall notify the Trustee of the surrender and cancellation of such Notes and shall deliver such Notes to the Trustee. The Trustee may destroy or cause to be destroyed all such Notes surrendered for payment, redemption, registration of transfer or exchange and, if so destroyed, shall, upon the instructions of the Company, promptly deliver a certificate of destruction to the Company.

(e) The Paying Agent shall comply with applicable backup withholding tax and information reporting requirements under the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations promulgated thereunder with respect to payments made under the Notes (including, to the extent required, the collection of Internal Revenue Service Forms W-8 and W-9 and the filing of U.S. Internal Revenue Service Forms 1099 and 1096).

Section 2.04. Paying Agent to Hold Money in Trust. By 10:00 a.m., New York City time, no later than one Business Day prior to each Payment Date on any Note, the Company shall deposit with the Paying Agent in immediately available funds a sum sufficient to pay such principal and interest when so becoming due (including any amounts under Section 4.10). The Company shall require the Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust, for the benefit of Holders or the Trustee, all money held by the Paying Agent for the payment of principal and interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Each payment in full of principal, redemption amount, Additional Amounts and/or interest payable under the Notes and this Indenture in respect of any Note made by or on behalf of the Company to or to the order of the Paying Agent in the manner specified herein or in the Notes on the date due shall be valid and effective to satisfy and discharge the obligation of the Company to make payment of principal, redemption amount, Additional Amounts and/or interest payable hereunder and under the Notes on such date, provided, however, that the liability of the Paying Agent hereunder shall not exceed any amounts paid to it by the Company, or held by it, on behalf of the Holders hereunder.

Section 2.05. Payment of Principal and Interest; Principal and Interest Rights Preserved. (a) Except as otherwise provided herein for the redemption of the Notes, the payment of principal of or interest on the Notes shall be allocated on a pro rata basis among all Outstanding Notes, without preference or priority of any kind among the Notes.

(b) Final payments in respect of any Note (whether upon redemption, declaration of acceleration or otherwise) shall be made only against presentation and surrender of such Note at the Corporate Trust Office of the Trustee and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Company.

(c) Payment of the principal of any Note on a relevant Payment Date shall be made to the Person in whose name such Note is registered in the Register at the close of business on the fifteenth day (whether or not a Business Day) immediately preceding such Payment Date, by U.S. Dollar check drawn on a bank in The City of New York and mailed to the Person entitled thereto at its address as it appears on the Register, or by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York, provided that such Holder so elects by giving written notice to such effect designating such account, upon application to the Trustee at least 15 days prior to such Payment Date.

(d) Payment of interest on each Interest Payment Date with respect to any Note shall be made to the Person in whose name such Note is registered on the Record Date immediately preceding such Interest Payment Date by wire or by U.S. Dollar check drawn on a bank in The City of New York and delivered to the Person entitled thereto at its address as it appears on the Register, or by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York, provided that the Holder so elects by giving written notice to such effect designating such account, which is received by the Trustee or a Paying Agent no later than the Record Date immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such Holder with respect to such Note shall remain in effect with respect to any future payments with respect to such Note payable to such Holder. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.

If the Payment Date in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.

Notwithstanding the provisions of this Section 2.05, payments on Notes registered in the name of DTC or its nominee shall be effected in accordance with the Applicable Procedures.

Section 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee in writing, at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.07. Transfer and Exchange. (a) Interests in the Regulation S Global Note and the Restricted Global Note shall be exchangeable or transferable, as the case may be, for physical delivery of Certificated Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note, or DTC ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, or (ii) the Company executes and delivers to the Trustee a Company Order stating that such Global Note shall be so exchangeable.

Upon receipt of notice by DTC or the Trustee, as the case may be, regarding the occurrence of any of the events described in the preceding paragraph, the Company shall use its best efforts to make arrangements with DTC for the exchange of interests in the Global Notes for individual Certificated Notes, and cause the requested individual Certificated Notes to be executed and delivered to the Trustee in sufficient quantities and authenticated by the Trustee for delivery to Holders. In the case of Certificated Notes issued in exchange for the Restricted Global Note, such Certificated Notes shall bear the Securities Act Legend. Upon the registration of transfer, exchange or replacement of Notes bearing such Securities Act Legend, or upon specific request for removal of the Securities Act Legend on a Note, the Company shall deliver only Notes that bear such Securities Act Legend, or shall refuse to remove such Securities Act Legend, as the case may be, unless there is delivered to the Company a certificate in the form of Exhibit C or Exhibit E, as the case may be, or such satisfactory evidence as may reasonably be required by the Company, which may include an Opinion of Counsel, that neither the Securities Act Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. The Trustee shall exchange a Note bearing the Securities Act Legend for a Note not bearing such Securities Act Legend only if it has been directed to do so in writing by the Company, upon which direction it may conclusively rely.

(b) During the Distribution Compliance Period, transfers by a DTC participant which is an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Restricted Global Note shall be made only in Authorized Denominations in accordance with the Applicable Procedures and upon receipt by the Trustee or Transfer Agent of a written certification from the transferor of the beneficial interest in the form of Exhibit D to the effect that such transfer is being made to a Person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. After the Distribution Compliance Period, such certification requirement shall no longer apply to such transfers.

(c) Transfers by a Holder of a Certificated Note bearing the Securities Act Legend or by a DTC participant of a beneficial interest in the Restricted Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note or in the form of a Certificated Note not bearing the Securities Act Legend shall be made only in Authorized Denominations upon receipt by the Trustee or Transfer Agent of a written certification from the transferor in the form of Exhibit C to the effect that such transfer is being made in accordance with Regulation S.

Beneficial interests in the Global Notes shall be shown on, and transfers thereof shall be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream.

Transfers between participants in Euroclear and Clearstream shall be effected in the ordinary way in accordance with Applicable Procedures.

(d) Certificated Notes may be exchanged or transferred in whole or in part in the principal amount of Authorized Denominations by surrendering such Certificated Notes at the office of the Trustee or any Transfer Agent with a written instrument of transfer as provided in this Indenture in the form of Exhibit B hereto duly executed by the Holder thereof or his attorney duly authorized in writing.

In exchange for any Certificated Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferee, or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferee, for the same aggregate principal amount as was transferred. In the case of the transfer of any Certificated Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferor, or send by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferor, for the aggregate principal amount that was not transferred. No transfer of any Notes shall be made unless the request for such transfer is made by the registered Holder or his attorney duly authorized in writing at the Corporate Trust Office and is accompanied by a completed instrument of transfer in the form of Exhibit B attached to the Note presented for transfer.

(e) Transfer, registration and exchange of any Note or Notes shall be permitted and executed as provided in this Section 2.07 without any charge to the Holder of any such Note or Notes other than any taxes or governmental charges or insurance charges payable on transfers or any expenses of delivery by other than regular mail, but subject to such reasonable regulations as the Company, the Registrar and the Trustee may prescribe.

The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expense of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charges or insurance charges that may be imposed in relation thereto, shall be borne by the Company.

All Certificated Notes issued upon any exchange or registration of transfer of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as the Notes surrendered upon exchange or registration of transfer.

(f) The Trustee or the Transfer Agent shall effect transfers of Global Notes and Certificated Notes. In addition, the Registrar shall keep the Register for the ownership, exchange and registration of transfer of any Notes. The Transfer Agent shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Trustee of any exchange or registration of transfer of such Notes. Neither the Trustee nor any Transfer Agent shall register the exchange or the transfer of any Global Note or Certificated Note (or any portion of a Certificated Note) during the period of 15 days ending on the Record Date. The Trustee shall give prompt notice to the Company of any replacement, transfer, cancellation or destruction of the Notes.

(g) Upon any such exchange or registration of transfer of all or a portion of any Global Note for a Certificated Note or an interest in either the Restricted Global Note or the Regulation S Global Note for an interest in the other Global Note, the Global Note to be so exchanged shall be marked to reflect the reduction of its principal amount by the aggregate principal amount of such Certificated Note or the interest to be so exchanged for an interest in a Regulation S Global Note or a Restricted Global Note, as the case may be. Until so exchanged in full, the Note shall in all respects be entitled to the same benefits under this Indenture as the Notes authenticated and delivered hereunder.

Section 2.08. Replacement Notes. If any Note at any time becomes mutilated, defaced, destroyed, stolen or lost, such Note may be replaced at the cost of the applicant (including reasonable legal fees of the Company, the Trustee, the Transfer Agents, the Registrar and the Paying Agents) at the office of the Trustee or any Transfer Agent, upon provision of, in the case of destroyed, stolen or lost Notes, evidence satisfactory to the Trustee and the Company that such Note was destroyed, stolen or lost, together with such indemnity as the Trustee and the Company may require. Mutilated or defaced Notes must be surrendered before replacements shall be issued.

Each Note authenticated and delivered in exchange for or in lieu of any such Note shall carry rights to accrued and unpaid interest and to interest to accrue equivalent to the rights that were carried by such Note before such Note was mutilated, defaced, destroyed, stolen or lost.

Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

Section 2.09. Temporary Notes. Subject to the provisions of Section 2.07, until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes. As necessary, the Company shall prepare and the Trustee shall authenticate Certificated Notes and deliver them in exchange for temporary Notes at the office or agency of the Company or the Trustee, without charge to the Holder. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as Certificated Notes.

Section 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Transfer Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee or Paying Agent and no one else shall cancel and the Trustee shall destroy in accordance with its customary procedures (subject to the record-retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation and, if so destroyed, upon written instructions from the Company deliver a certificate of such destruction to the Company unless the Company directs the Trustee in writing to deliver cancelled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation, which shall not prohibit the Company from issuing any Additional Notes. A Note does not cease to be outstanding because the Company or any of its Affiliates holds such Note, except that such Notes will not be deemed to be Outstanding for voting purposes pursuant to and in accordance with the definition of “Outstanding” in Section 1.01. Notwithstanding anything to the contrary set forth herein, nothing in this Section may contravene the provisions of Section 2.17 or Article 3 of this Indenture.

Section 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner not inconsistent with the requirements of any stock exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.11, such manner of payment shall be deemed practicable by the Trustee.

The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the Payment Date of such defaulted interest. The Company shall fix or cause to be fixed any such special record date and Payment Date, and, at least 15 days before any such special record date, the Company shall deliver to each Holder, with a copy to the Trustee, a notice that states the special record date, the Payment Date and the amount of defaulted interest to be paid.

Section 2.12. Computation of Interest. Interest of the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.13. CUSIP and ISIN Numbers. The Company in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in CUSIP or ISIN numbers.

Section 2.14. Open Market Purchases. The Company or its Affiliates may at any time purchase Notes in the open market, in privately negotiated transactions or otherwise, at any price. Any such purchased Notes may not be resold, except in compliance with applicable requirements or exemptions under the relevant securities laws.

Section 2.15. Issuance of Additional Notes. The Company shall be entitled, from time to time, without notice to, and without the consent of, the Holders of the Notes, to create and issue additional principal amounts of Additional Notes under this Indenture, provided that, at the time of such issuance, no Event of Default has occurred and is continuing under this Indenture with respect to the Notes, which shall have identical terms as the Initial Notes issued on the Issue Date (other than with respect to the issue date, issue price, the payment of interest accruing prior to the issue date thereof and the first payment of interest (including additional interest, if any) thereon, and any Additional Amounts due with respect thereto, after the issue date thereof), as the case may be; provided, however, that unless such Additional Notes are issued under a separate CUSIP number, such Additional Notes must be fungible with the original notes for U.S. federal income tax purposes.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(ii) the issue price, the issue date and the “CUSIP” and “ISIN” number of any such Additional Notes and the amount of interest payable on the first payment date applicable thereto;

(iii) whether such Additional Notes shall be transfer restricted securities and issued in the same form as Initial Notes as set forth in Exhibit A to this Indenture; and

(iv) if applicable, the Resale Restriction Termination Date relating to the Notes and the Distribution Compliance Period for such Additional Notes.

Section 2.16. One Class of Notes. The Initial Notes and any Additional Notes shall vote and consent together on all matters as one class; and none of the Initial Notes or any Additional Notes shall have the right to vote or consent as a separate class on any matter. The Initial Notes and any Additional Notes shall together be deemed to constitute a single class or series for all purposes, other than for U.S. federal income tax purposes, under this Indenture.

Section 2.17. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Note shall be registered upon the Note register as the absolute owner of such Note (whether or not such Company shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

Section 2.18. Ranking. The Notes will represent the Company’s unsecured general obligations and will rank equally in right of payment with all of the Company’s other existing and future unsecured unsubordinated Indebtedness. The Notes will rank senior in right of payment to any future unsecured subordinated Indebtedness the Company incurs. The Notes will be contractually subordinated in right of payment to all obligations of the Company’s Subsidiaries including all existing and future policyholder obligations of the Company’s Subsidiaries.

ARTICLE 3

REPAYMENT AND REDEMPTION

Section 3.01. Repayment at Final Maturity Date.

(a) Unless previously redeemed or purchased and cancelled, the Notes shall become finally due and payable, and shall be repaid, on the Final Maturity Date at a price equal to the principal amount thereof, together with accrued and unpaid interest on the Notes to, but excluding, the Final Maturity Date.

For the avoidance of doubt, interest shall continue to accrue and be payable for so long as the principal amount of the Notes remain outstanding. In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, the failure to repay the Notes on the Scheduled Maturity Date shall constitute neither an Event of Default nor a default of any kind under this Indenture or the Notes or otherwise and will not give Holders of the Notes or the Trustee any right to accelerate repayment of the Notes or any other remedies (whether contractual, legal, equitable or otherwise).

(b) The Company will only be permitted to repay the principal amount of the Notes on the Scheduled Maturity Date if the BMA Redemption Requirements are satisfied on the Scheduled Maturity Date.

(c) If

(i) as of the ECR Test Date or any date thereafter and prior to the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, the Company (A) does not have sufficient capital to satisfy the Enhanced Capital Requirement (the “First ECR Condition”) or (B) would not have sufficient capital to satisfy the Enhanced Capital Requirement after giving effect to the repayment of the Notes (the “Second ECR Condition” and, together with the First ECR Condition, each an “ECR Condition” and, collectively, the “ECR Conditions”), the Company shall promptly begin using Commercially Reasonable Efforts, subject to the existence of a Market Disruption Event, to raise proceeds from the issuance of Qualifying Securities in an amount at least equal to the principal amount of the Notes due to be repaid (the “Replacement Capital Obligation”);

(ii) on or after the ECR Test Date and prior to the Scheduled Maturity Date, the Company is unable to satisfy any ECR Condition, the Company shall, within 10 Business Days of any principal executive officer or principal financial officer of the Company becoming aware of the Company’s inability to so satisfy such ECR Condition, notify the Trustee in writing of such inability (which the Trustee will promptly forward upon receipt to each Holder of the Notes); provided, however, that the Company shall provide any such notice no later than the Business Day immediately preceding the Scheduled Maturity Date; and

(iii) the Scheduled Maturity Date and Final Maturity Date are not the same, after a Final Maturity Date has been established,

then

(A) the Company shall promptly notify the Trustee in writing of such Final Maturity Date (which the Trustee will promptly forward upon receipt to each Holder of the Notes); and

(B) the Company will be unable to satisfy any ECR Condition as at such Final Maturity Date, the Company shall, as soon as possible after any principal executive officer or principal financial officer of the Company becoming aware of the Company’s inability to so satisfy such ECR Condition, notify the Trustee in writing of such inability (which the Trustee will promptly forward upon receipt to each Holder of the Notes); provided, however, that the Company shall provide any such notice no later than the Business Day immediately preceding such Final Maturity Date.

If a successful issuance of Qualifying Securities satisfying the Replacement Capital Obligation occurs after the ECR Test Date, but prior to the Scheduled Maturity Date or the Final Maturity Date, as may be applicable (a “RCO Satisfying Issuance”), then (i) such RCO Satisfying Issuance will constitute an issuance of replacement capital in satisfaction of the BMA Redemption Requirements for redemptions or repayments occurring prior to or on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, and (ii) the Company shall promptly notify the Trustee of such RCO Satisfying Issuance in writing (which the Trustee will promptly forward upon receipt to each Holder of the Notes). Subject to the prior sentence, the Replacement Capital Obligation will continue to apply until the earliest of (i) an RCO Satisfying Issuance, (ii) the BMA Redemption Requirements are satisfied by means other than an RCO Satisfying Issuance; provided that, if the BMA Redemption Requirements cease to be satisfied prior to the Final Maturity Date, the Replacement Capital Obligation will be reinstated, or (iii) an Event of Default occurs. Accordingly, the Replacement Capital Obligation will cease to apply if the Company is able to restore its compliance with the Enhanced Capital Requirement, after giving effect to repayment of the Notes, by a means other than the issuance of Qualifying Securities or with an issuance of Qualifying Securities that is less than the principal amount of the Notes, subject to the reinstatement of the Replacement Capital Obligation as described in the preceding sentence.

The Company’s failure to use Commercially Reasonable Efforts to raise sufficient proceeds from the issuance of Qualifying Securities to satisfy the Replacement Capital Obligation, subject to the existence of a Market Disruption Event, shall constitute a default hereunder (a “Replacement Capital Obligation Default”), but shall in no event constitute an Event of Default or give rise to a right of acceleration of payment of the Notes or any similar remedy hereunder or under the terms of the Notes. The sole remedy for a Replacement Capital Obligation Default is for the Trustee or Holders of the Notes, subject to Section 6.06, to bring suit for enforcement of the Company’s obligations.

For the avoidance of doubt, the Replacement Capital Obligation will not apply at any time while the Enhanced Capital Requirement is satisfied, and if the Company continues to satisfy the Enhanced Capital Requirement after giving effect to a redemption or repayment of the Notes on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable.

(d) If the Company provides written certification to the Trustee (which the Trustee will promptly forward upon receipt to each Holder of the Notes) within ten Business Days of the occurrence of a Market Disruption Event certifying that a Market Disruption Event has occurred and is continuing, the Company will be excused from its obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation for an initial suspension period of 60 consecutive days following such certification. The Company may extend a suspension period by providing written certification to the Trustee (which the Trustee will promptly forward upon receipt to each Holder of the Notes) on or prior to the expiration of such suspension period, certifying that the applicable Market Disruption Event is continuing, in which case, the Company’s obligation to use Commercially Reasonable Efforts to issue Qualifying

Securities pursuant to the Replacement Capital Obligation will be excused for an additional 30 consecutive days following such further certification. Following the expiration of the applicable suspension period, the Company’s obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation shall be reinstated. The Company’s ability to initiate or extend a suspension period in connection with a Market Disruption Event will also be subject to the limits on suspension periods provided for in the definition of Market Disruption Event.

For the avoidance of doubt, subject to Section 7.01(b), the Trustee shall have no responsibility to make any determinations or calculations with respect to (i) the Replacement Capital Obligation or any terms thereof, which collectively shall be the responsibility of the Company, or (ii) the occurrence or continuation of any Replacement Capital Obligation Default, which shall be made by the Holders of the Notes.

Section 3.02. Optional Redemption. The Company may, subject to the BMA Redemption Requirements, but otherwise at its sole option, redeem the Notes, at any time or from time to time, either in whole or in part. At any time prior to the Par Call Date, the redemption price to be paid by the Company shall equal the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present value at the Redemption Date of the remaining principal amount of the Notes to be redeemed plus all scheduled payments of interest on the Notes to be redeemed to the Par Call Date (excluding interest accrued to the Redemption Date) computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points. The redemption price will be calculated by the Company, assuming a 360-day year consisting of twelve 30-day months. In addition, at any time or from time to time on or after the Par Call Date, the Company may, at its sole option, subject to the BMA Redemption Requirements, redeem the Notes either in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed.

(a) In addition to the redemption price, the Company will pay accrued and unpaid interest, if any, on the Notes to, but excluding, the Redemption Date.

(b) The Company will provide notice of any redemption at least 30 days but not more than 60 days before the Redemption Date to the Trustee and each Holder of the Notes to be redeemed, in accordance with the provisions of Section 3.05, Section 3.06 and Section 10.02 of this Indenture. Each such notice shall specify the date fixed for redemption, the places of redemption and the redemption price at which such Notes are to be redeemed (or the manner of calculating such redemption price if not then determinable), and shall state that payment of the redemption price of such Notes or portion thereof to be redeemed will be made on surrender of such Notes at such places of redemption.

(c) Any notice of redemption may, in the Company’s sole discretion, be subject to one or more conditions precedent, including but not limited to, the completion of an equity offering, financing, or other corporate transaction. Additionally, if such redemption or notice is subject to the satisfaction of one or more conditions precedent, such notice shall describe such condition(s) and shall state that, in the Company’s sole discretion, the Redemption Date may be postponed by up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date (including as it may be postponed). The Company shall provide written notice to the Trustee prior to the close of business not less than two Business Days prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt, the Trustee shall provide such notice to each Holder of the Notes.

(d) Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

(e) If fewer than all of the Notes are to be redeemed at any time, the particular Notes to be redeemed shall be selected, from the outstanding Notes not previously called for redemption, in accordance with the applicable rules and procedures of the Depositary, in the case of Notes in the form of Global Notes, or, otherwise, pro rata by lot or by such other method as the Trustee shall deem fair and appropriate.

(f) If any Note is to be redeemed in part only, the notice of redemption that relates to that Note must state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued (or transferred through a book-entry system) in the name of the Holder thereof upon cancellation of the original Note. If less than all of the outstanding Notes are to be redeemed, the Notes to be redeemed will be selected in principal amounts of U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof.

Section 3.03. Mandatory Redemption. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.04. Optional Redemption Upon a Tax Event. The Company may, at its sole option, subject to the BMA Redemption Requirements, redeem the Notes, at any time, in whole but not in part, following the occurrence of a Tax Event at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to, but excluding, the Redemption Date. If the Company elects to redeem the Notes under this provision, the Company will provide notice of any redemption at least 30 days but not more than 60 days before the Redemption Date to the Trustee and the Holders of the Notes in accordance with the provisions of Section 3.05, Section 3.06 and Section 10.02 of this Indenture. Interest on the Notes will cease to accrue as of the Redemption Date unless the Company defaults in the payment of the redemption price set forth in this Section 3.04.

Section 3.05. Notice of Redemption. Notice of redemption to the Holders of Notes of any series to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Notes of such series at their last addresses as they shall appear upon the Register; provided, that with respect to Global Notes, notice of redemption shall be given in accordance with the Applicable Procedures. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

The notice of redemption to each such Holder shall identify the securities to be redeemed (including CUSIP numbers), and shall specify, the principal amount of each Note held by such Holder to be redeemed, the date fixed for redemption, the redemption price (or, if not then determinable, the methodology for determining the redemption price), the place or places of payment, that payment will be made upon presentation and surrender of such Notes and, if subject to one or more conditions precedent, shall include the information specified in Section 3.02(c). In case any Note is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of the Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company’s request, by the Trustee (so long as the Company has provided a form of such notice to the Trustee at least 40 days prior to the date fixed for redemption (unless a shorter period shall be acceptable to the Trustee)) in the name and at the expense of the Company.

On or before 10:00 a.m., New York City time, on the Redemption Date specified in the notice of redemption given as provided in this Section 3.05, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 4.03) an amount of money sufficient to redeem on the Redemption Date all the Notes so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. In case of a redemption at the election of the Company prior to the expiration of any restriction on such redemption, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section 3.05, an Officer’s Certificate stating that such restriction has been complied with.

If less than all the Notes are to be redeemed, the Notes to be redeemed shall be selected in any manner that the Trustee shall deem appropriate and fair, in accordance with the rules of any stock exchange upon which they are listed (as determined by the Company), which may include by lot, provided that any Notes held through a Depositary shall be selected in accordance with such Depositary’s Applicable Procedures. Notes may be redeemed in part in multiples equal to the minimum Authorized Denomination for the Notes or any multiple thereof. In the case of any Notes in definitive form, the Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

Section 3.06. Notice to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.02 or Section 3.04 of this Indenture, it must furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth:

(a)	the clause of this Indenture pursuant to which the redemption shall occur;

(b)	the Redemption Date;

(c)	the principal amount of Notes to be redeemed;

(d)	the redemption price; and

(e)	any applicable conditions precedent.

Section 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given as above provided, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to said date) interest on the Notes or portions of Notes so called for redemption shall cease to accrue, and, except as provided in Section 4.03, such Notes shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest and Additional Amounts to the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in said notice, said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by such Note.

Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Note or Notes of such series, of Authorized Denominations, in principal amount equal to the unredeemed portion of the Note so presented.

Section 3.08. Exclusion of Certain Notes from Eligibility for Selection for Redemption. Notes shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Principal, Premium, Interest and Additional Amounts. The Company covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, each of the Notes (together with any Additional Amounts payable pursuant to the terms of the Notes) at the place or places, at the respective times and in the manner provided in the Notes and in this

Indenture. The interest on Notes (together with any Additional Amounts payable pursuant to the terms of such Notes) shall be payable only to or upon the written order of the Holders thereof and, at the sole option of the Company, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the registry books of the Company.

Section 4.02. Offices for Payments, Etc. The Company shall maintain in each place of payment for the Notes an office or agency where Notes may be presented or surrendered for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Section 4.03. Money for Note Payments to be Held in Trust; Unclaimed Money. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of and premium, if any, or interest or Additional Amounts on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, on or prior to 10:00 a.m., New York City time, on each due date of the principal of and premium, if any, or interest or Additional Amounts on any Notes, deposit with the Paying Agent or Paying Agents a sum sufficient to pay the principal, premium, if any, or interest, or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium, if any, or interest or Additional Amounts, and, unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of and premium, if any, or interest or Additional Amounts on the Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal and premium, if any, or interest or Additional Amounts; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest or Additional Amounts on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest or Additional Amounts has become due and payable shall be paid to the Company on Company Order, or, if then held by the Company, shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may (but shall not be obligated to), at the expense of the Company, cause to be published at least once, in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in the City of London, United Kingdom, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Notwithstanding anything to the contrary set forth herein, nothing in this Section 4.03 may contravene the provisions of Section 2.17 or Article 3 of this Indenture.

Section 4.04. Statements of Officers of Company as to Default; Notice of Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate, signed by the Company’s principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signer thereof the Company is in default (without regard to periods of grace or requirements of notice provided hereunder) in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge.

Section 4.05. Existence. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises and those of each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or the business of any Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.06. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.06 shall prevent the Company from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 4.07. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, (1) on a timely basis, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) before the same shall become delinquent, all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

Section 4.08. Further Instruments and Acts. Upon written request of the Trustee, the Company will execute and deliver such further instruments and perform such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.09. Reports.

(a) The Company shall provide to the Trustee and the Holders:

(i) within 90 days after the end of each fiscal year, audited annual consolidated financial statements for such fiscal year, presented and prepared in accordance with GAAP, for the Company and its Subsidiaries (including notes thereto and a report thereon by the Company’s independent public accountants); and

(ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited quarterly condensed consolidated balance sheet and income statement for such interim period presented and prepared in accordance with GAAP, for the Company and its Subsidiaries.

If (i) the Company becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, upon the Company complying with the requirements to file quarterly and annual reports with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, or (ii) the Company’s common shares are admitted to trading on (A) a recognised investment exchange under section 285 of the UK Financial Services and Markets Act 2000 (as the same may be amended or superseded) or (B) a regulated market within the meaning of Article 4(1) of

Directive 2014/65/EU (as the same may be amended or superseded), upon the Company complying with the rules and requirements of such exchange or market, to the extent that such rules and requirements include an obligation to prepare and make publicly available (by publication on the Company’s website or otherwise) annual financial reports, interim half year financial information and statements and quarterly trading updates, the Company shall, in each case, be deemed to have complied with the provisions contained in (a)(i) and (a)(ii) of this Section 4.09.

(b) The Company shall be deemed to have complied with Section 4.09(a) to the extent such reports, documents and information are, within the time periods specified in Section 4.09(a), made publicly available on the Company’s website or by maintaining a non-public website or other non-public electronic distribution system to which the beneficial owners of the Notes, prospective investors, the Trustee and security analysts are given access and on which the reports, documents and information referred to above are posted and by giving written notice of each posting to the Trustee; provided, however, that the Company may, in its sole discretion, exclude direct competitors, customers and suppliers from access to such non-public website or electronic distribution system. Delivery of any reports, documents and information to the Trustee pursuant to Section 4.09(a) is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(c) In addition, for so long as any Notes remain Outstanding, the Company will make available to any Holder or beneficial owner of an interest in the Notes, or to any prospective purchasers designated by such Holder or beneficial owner, upon written request of such Holder or beneficial owner, and in addition to the other information referred to in this Section 4.09, the information required to be delivered pursuant to paragraph (d)(4) of Rule 144A unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(d) Notwithstanding the foregoing, if any parent of the Company provides a guarantee of the obligations under this Indenture and the Notes then outstanding, the documents and information required to be provided in this Section 4.09 may, at the Company’s sole option, be provided by and be those of such parent of the Company, rather than those of the Company.

Section 4.10. Payment of Additional Amounts. The Company will make all payments of principal and premium, if any, interest and any other amounts on, or in respect of, the Notes without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of a Taxing Jurisdiction, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of the Taxing Jurisdiction or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court or tribunal of competent jurisdiction or by a taxing authority in a Taxing Jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Company will, subject to certain limitations and exceptions described below, pay to the Holder of any Notes such Additional Amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such Holder, after the withholding or deduction (including any such withholding or deduction from such Additional Amounts), will not be less than the amount provided for in such Notes or in this Indenture to be then due and payable.

The Company will not be required to pay any Additional Amounts for or on account of:

(a) any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such Holder (i) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant Taxing Jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant Taxing Jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Note, (ii) presented, where presentation is required, such Note for payment in the relevant Taxing Jurisdiction or any political subdivision thereof, unless such Note could not have been presented for payment elsewhere, or (iii) presented, where presentation is required, such Note for payment more than 30 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Note for payment on any day within that 30-day period;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or beneficial owner of such Note to comply with any reasonable request by the Company addressed to the Holder within 90 days of such request (i) to provide information concerning the nationality, residence or identity of the Holder or the beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant Taxing Jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(d) any withholding or deduction imposed on or in respect of any Note pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the Code; or

(e) any combination of items (a), (b), (c) and (d) above.

In addition, the Company will not pay Additional Amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such Note if such payment would be required by the laws of the relevant Taxing Jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such Additional Amounts had it been the Holder of the Note.

In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Company agrees (i) to provide to the Trustee and the Paying Agent sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so the Trustee and the Paying Agent can determine whether it has tax-related obligations under Applicable Law and (ii) that the Trustee and the Paying Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustee and the Paying Agent shall not have any liability.

The Company will pay any present or future stamp, court or documentary taxes or other similar taxes, charges or levies that arise in any Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, this Indenture, or any other document or instrument required in relation thereof, and the Company will agree to indemnify the Holders for any such taxes paid by such Holders.

The obligations described in this Section 4.10 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein.

Prior to the date on which the payment of any Additional Amounts are due, the Company will deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts will be payable on the applicable Payment Date and setting forth the amounts so payable, and will set forth such other information necessary to enable the Trustee (or applicable Paying Agent) to pay such Additional Amounts to Holders on the Payment Date. Any such Officer’s Certificate will be delivered at least two Business Days in advance of when the payments in question are required to be made (unless a shorter period of time is acceptable to the Trustee in its reasonable discretion).

Section 4.11. Limitation on Liens on Stock of Significant Subsidiaries. As long as there are any Outstanding Notes, the Company shall not, nor shall it permit any Subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any Indebtedness secured by any Lien on any shares of Capital Stock of any Significant Subsidiary. This restriction does not apply to:

(a) Liens existing at the time a corporation becomes a Significant Subsidiary;

(b) Liens to secure Indebtedness of a Significant Subsidiary to the Company or another Significant Subsidiary, but only as long as the Indebtedness is held by the Company or a Significant Subsidiary;

(c) any renewal, replacement, or extension of existing (or successive extensions, renewals, or replacements) Liens; and

(d) Liens on shares of Subsidiaries that are not a Significant Subsidiary.

For the avoidance of doubt, this Section 4.11 shall only restrict the Company’s ability to permit any Lien to exist on the shares of Capital Stock of its Significant Subsidiaries and shall not restrict the Company or its Subsidiaries from permitting to exist any Lien over any of its or their respective other assets, including collateral posted under letter of credit facilities.

ARTICLE 5

CONSOLIDATION, MERGER, AMALGAMATION, SALE OR CONVEYANCE

Section 5.01. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge or amalgamate into another Person, or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety to any Person (other than a direct or indirect wholly-owned Subsidiary of the Company), unless:

(a) either the Company is the continuing Person, or the successor Person (if other than the Company) is organized under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which was a member of the Organisation for Economic Cooperation and Development on March 10, 2017, and expressly assumes by supplemental indenture the obligations and covenants evidenced by this Indenture (including the obligation to pay Additional Amounts in accordance with Section 4.10) and the Notes;

(b) immediately thereafter, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or amalgamation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and Article 9 and that all conditions precedent provided for herein relating to such transaction have been complied with.

Section 5.02. Successor Substituted for the Company. Upon any consolidation of the Company with, or merger or amalgamation of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or amalgamated or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 6

EVENTS OF DEFAULT AND REMEDIES

Section 6.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default. “Event of Default,” with respect to the Notes wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of all or any part of the principal of, or premium, if any, on any of the Notes as and when the same shall become due and payable, other than if the Company is required to postpone payment due to failure to satisfy the BMA Redemption Requirements, in accordance with this Indenture; or

(c) failure on the part of the Company to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or contained in this Indenture, other than a Replacement Capital Obligation Default, for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes; or

(d) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its or their property, or for the winding up or liquidation of its or their affairs, shall have been entered, and such decree or order shall have remained in force and unstayed for a period of 90 days; or

(e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

If an Event of Default (other than an Event of Default specified in clause (d) or (e)) occurs and is continuing with respect to the Notes then Outstanding, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the entire principal of all Notes, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable. If an Event of Default specified in clause (d) or (e) occurs, all unpaid principal of all the Notes then Outstanding, and interest accrued thereon, if any, shall be due and payable immediately, without any declaration or other act on the part of the Trustee or any Noteholder.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest and Additional Amounts upon all the Notes and the principal of any and all Notes which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Notes to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts due to the Trustee, including reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and if any and all Events of Default under this Indenture with respect to the Notes, other than the nonpayment of the principal of such Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority of the principal amount of the Outstanding Notes, by written notice to the Company and to the Trustee, may waive all defaults with respect to such series and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Section 6.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. (a) The Company covenants that (i) in case default shall be made in the payment of any installment of interest on any of the Notes when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (ii) in case default shall be made in the payment of all or any part of the principal or any Additional Amounts of any of the Notes when the same shall have become due and payable, whether upon maturity of the Notes or upon any redemption or by declaration or otherwise, then upon written demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of the Notes the whole amount that then shall have become due and payable on all Notes, for principal, interest or Additional Amounts, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Notes); and in addition thereto, such further amount as shall be sufficient to cover all amounts due to the Trustee, including reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Notes to the registered Holders, whether or not the Notes be overdue.

(b) In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes and collect in the manner provided by law out of the property of the Company or other obligor upon the Notes, wherever situated the monies adjudged or decreed to be payable.

(c) In case there shall be pending proceedings relative to the Company or any other obligor upon the Notes under Title 11 of the United States Code or any other applicable Federal or state or Bermuda bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest and Additional Amounts owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, and counsel) and of the Noteholders allowed in any judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor,

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

(iii) to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover all amounts due to the Trustee, including any amounts owed to the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, and counsel.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

(d) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of such Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of all amounts due to the Trustee, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of the Holders of the Notes appertaining to such Notes in respect of which such action was taken.

(e) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes in respect to which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

Section 6.03. Application of Proceeds. Any monies or property collected by the Trustee pursuant to this Article, or distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal or interest or Additional Amounts, upon presentation of the several Notes in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under Section 7.06;

SECOND: In case the principal of the Notes of such series in respect of which monies have been collected shall not have become and be then due and payable, to the payment of interest and Additional Amounts on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Notes of such series in respect of which monies have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes for principal and interest and Additional Amounts, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Notes; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal, interest or Additional Amounts, without preference or priority of principal over interest or Additional Amounts or of interest or Additional Amounts over principal, or of any installment of interest over any other installment of interest, or of any Notes over any other Notes, ratably to the aggregate of such principal, accrued and unpaid interest, or Additional Amounts; and

FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Notwithstanding anything to the contrary set forth herein, no application of proceeds pursuant to this Section may contravene the provisions of Section 2.17 or Article 3.

Section 6.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, or a Replacement Capital Obligation Default has occurred, has not been waived and is continuing, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the

Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law, provided, however, that, as provided in Section 3.01, the sole remedy for a Replacement Capital Obligation Default is for the Trustee or Holders, subject to Section 6.06, to bring suit for enforcement of the Company’s obligations.

Section 6.05. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Noteholders shall continue as though no such proceedings had been taken.

Section 6.06. Limitations on Suits by Noteholders. No Holder of any Note shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.09; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances affect, disturb or prejudice the rights of such Holders), or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 6.07. Unconditional Right of Noteholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of and interest on such Note on or after the respective due dates expressed in this Indenture and such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 3.01 in the case of a Replacement Capital Obligation Default and Section 6.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of Notes to exercise any right or power accruing upon any Event of Default or a Replacement Capital Obligation Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or Replacement Capital Obligation Default or an acquiescence therein; and, subject to Section 3.01 in the case of a Replacement Capital Obligation Default and Section 6.06, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Notes.

Section 6.09. Control by Holders of Notes. The Holders of a majority in aggregate principal amount of the Outstanding Notes affected shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; provided further that the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Notes not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Noteholders.

Section 6.10. Waiver of Past Defaults. Prior to the acceleration of the maturity of any Notes as provided in Section 6.01, the Holders of a majority in aggregate principal amount of the Outstanding Notes with respect to which an Event of Default shall have occurred and be continuing may on behalf of the Holders of all Notes waive any past default or Event of Default described in Section 6.01 and its consequences with respect to the Notes, except, a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note affected. Further, at any time after a Replacement Capital Obligation Default has occurred and is continuing, the Holders of a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all Notes, waive any such Replacement Capital Obligation Default and its consequences with respect to the Notes. In the case of any such waiver, the Company, the Trustee and the Holders of all Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist with respect to the Notes and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 6.11. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Notes.

ARTICLE 7

TRUSTEE AND AGENTS

Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing and a Responsible Officer has actual knowledge thereof, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on the part of the Trustee, the Trustee, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee, and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own gross negligence, bad faith or willful misconduct, except that:

(i) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06 or exercising any trust or power conferred upon it under this Indenture.

(d) The Trustee shall not be liable for interest on any money received by it except as each may agree in writing with the Company.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds and/or adequate indemnity against such risk or liability is not satisfactorily assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely upon, and shall be protected in acting or refraining from acting based upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, the written advice of a qualified tax expert or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate, the qualified tax expert’s written advice or Opinion of Counsel.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the willful misconduct or gross negligence of any agent or attorneys appointed with due care.

(d) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee or any Agent by copies thereof certified by the Secretary or an Assistant Secretary (or equivalent officer) of the Company.

(e) The Trustee shall not be under an obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby.

(f) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document.

(j) Neither the Trustee nor any Paying Agent shall be required to invest, or shall be under any liability for interest, on any moneys at any time received by it pursuant to any of the provisions of this Indenture or the Notes except as the Trustee or any Paying Agent may otherwise agree with the Company. Such moneys need not be segregated from other funds except to the extent required by mandatory provisions of law.

(k) In no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.

(m) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including its Agent roles), and to each agent, custodian and other Person employed to act hereunder.

(o) The Trustee shall have no responsibility for any actions taken or not taken by a Depositary.

Section 7.03. Individual Rights of Trustee. The Trustee and any Paying Agent, Registrar or co-registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 7.04. Trustee’s Disclaimer. Neither the Trustee nor any Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05. Notice of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing, and if a Responsible Officer has received written notice thereof, the Trustee shall mail or deliver to each Holder notice of the Default or Event of Default within 90 days after a Responsible Officer acquires actual knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice and shall be protected from withholding the notice if and so long as a committee of its Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. For all purposes of this Indenture and the Notes, the Trustee is not to be charged with knowledge of a Default or Event of Default or knowledge of any cure of any Default or Event of Default unless written notice of such Default or Event of Default has been given to a Responsible Officer of the Trustee by the Company or any Holder.

Section 7.06. Compensation and Indemnity. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing between the Company and the Trustee from time to time (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employment) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants to indemnify the Trustee and its directors, officers, employees, and agents (the “Indemnitees”) for, and to hold the Indemnitees harmless against, any and all loss, liability, claim, damage, penalty, fine or expense, including reasonable out-of-pocket expenses, reasonable incidental expenses and reasonable legal fees and expenses incurred without gross negligence, bad faith or willful misconduct on the Indemnitees’ part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the Indemnitees’ duties hereunder, including the costs and expenses of defending themselves against or investigating any claim, whether asserted by the Company or any Holder or any other Person, or liability in connection with the exercise or performance of the Indemnitees’ duties or obligations hereunder. The obligations of the Company under this Section 7.06 to compensate and indemnify the Indemnitees and to pay or reimburse the Indemnitees for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. Such additional Indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state or Bermuda bankruptcy, insolvency or other similar law. For purposes of this Section 7.06, the term “Trustee” shall also include any predecessor Trustee.

Section 7.07. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i)	the Trustee fails to comply with Section 7.09;

(ii)	the Trustee is adjudged a bankrupt or insolvent;

(iii)	a receiver or other public officer takes charge of the Trustee or its property; or

(iv)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee) the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Company’s obligation under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (including this transaction) or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes in the name of the successor to the Trustee; and in all such cases such adopted certificates shall have the full force of all provisions within the Notes or in this Indenture relating to the certificate of the Trustee.

Section 7.09. Eligibility; Disqualification. The Trustee hereunder shall at all times be a corporation, bank or trust company organized and doing business under the laws of the United States or any state thereof (i) which is authorized under such laws to exercise corporate trust power, (ii) is subject to supervision or examination by relevant governmental authorities and (iii) shall have at all times a combined capital and surplus of at least U.S. $50,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect specified in Section 7.07.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01. Termination of Company’s Obligations Under the Indenture. (a) This Indenture shall upon a Company Order cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes and replacement of Notes which may have been lost, stolen or mutilated as herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Notes when,

(i) either,

(A) all such Notes previously authenticated and delivered have been delivered to the Trustee for cancellation; or

(B) all Notes not theretofore delivered to the Trustee for cancellation (X) have become due and payable, or (Y) will become due and payable within one year, or (Z) if redeemable, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, which notice of redemption shall not be subject to any conditions precedent, and the Company, in the case of (X), (Y) or (Z) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency or currencies or currency unit or units in which the Notes of such series are payable, sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest and Additional Amounts, with respect thereto, to the date of such deposit (in the case of Notes which have become due and payable) or maturity date or Redemption Date, as the case may be;

(ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(iii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding anything to the contrary set forth herein, nothing in this Section may contravene the provisions of Section 2.17 or Article 3 of this Indenture.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligation of the Company to the Trustee under Section 7.06, the obligations of the Company to any Authenticating Agent under Section 2.02(b)(iii), and, if money shall have been deposited with the Trustee pursuant to (a)(i)(B) of this Section, the obligations of the Trustee under Section 8.02 and the penultimate and ultimate paragraphs of Section 4.03 shall survive.

Section 8.02. Application of Trust Funds. Subject to the provisions of the penultimate and ultimate paragraphs of Section 4.03, all money deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Trustee may determine, to the Persons entitled thereto of the principal, premium, if any, and any interest or Additional Amounts for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

Section 8.03. Defeasance and Discharge. The Company shall be deemed to have been discharged from its obligations with respect to the Notes on and after the date the conditions set forth in Section 8.05 are satisfied (hereinafter “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by such Notes which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.06 and the other Sections of this Indenture referred to in clause (b) of this Section 8.03, and to have satisfied all its other obligations under the Notes and this Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Company, shall on a Company Order execute proper instruments acknowledging the same), except the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of the Notes to receive, solely from the trust funds described in Section 8.05(a) and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes when such payments are due; (b) the Company’s obligations with respect to the Notes under Section 2.07, Section 2.08, Section 4.02 and Section 4.03 and with respect to the payment of Additional Amounts, if any, payable with respect to the Notes; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and

(d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 8.04 with respect to the Notes. Following a Defeasance, payment of the Notes may not be accelerated because of an Event of Default. Notwithstanding anything to the contrary set forth herein, no exercise by the Company of its option under this Section may contravene the provisions of Section 2.17 or Article 3.

Section 8.04. Covenant Defeasance. The Company shall be released from its obligations under Section 5.01 (other than Section 5.01(a)) and Section 4.05 through Section 4.09 inclusive and Section 4.11 on and after the date the conditions set forth in Section 8.05 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with Section 5.01 and Section 4.05 through Section 4.09 inclusive and Section 4.11, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 6.01(c) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 8.05. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of Section 8.03 or Section 8.04 to the Notes:

(a) The Company shall have deposited or caused to be deposited irrevocably with the Trustee (or another Trustee satisfying the requirements of Section 7.09 who shall agree to comply with, and shall be entitled to the benefits of, the provisions of Section 8.03 through Section 8.08 inclusive and the fourth paragraph of Section 4.03 applicable to the Trustee, for purposes of such Sections also a “Trustee”) as trust funds in trust for the purpose of making the payments referred to in clause (X) of this Section 8.05(a), specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, with instructions to the Trustee as to the application thereof, (i) money in an amount (in such currency, currencies or currency unit or units in which the Notes are then specified as payable at maturity), or (ii) U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment referred to in clause (X) of this Section 8.05(a), money in an amount or (iii) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (X) the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes on the maturity of such principal or installment of principal or interest. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of the Notes at a future date or dates in accordance with Article 3 which shall be given effect in applying the foregoing.

(b) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default or Event of Default under, this Indenture or result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound.

(c) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, Defeasance and discharge had not occurred.

(d) In the case of an election under Section 8.04, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(e) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Defeasance under Section 8.03 or the Covenant Defeasance under Section 8.04 (as the case may be), including those contained in this Section 8.05 other than the 90 day period specified in Section 8.05(g), have been complied with.

(f) This Company shall have delivered to the Trustee an Officer’s Certificate to the effect that the Notes, if then listed on any securities exchange, will be delisted as a result of such deposit.

(g) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Section 6.01(e) and Section 6.01(f), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(h) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the U.S. Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder.

Section 8.06. Deposited Money and U.S. Government Obligations to be Held in Trust. Subject to the provisions of the fourth paragraph of Section 4.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.05 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying

Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

Section 8.07. Repayment to Company. The Trustee (and any Paying Agent) shall promptly pay to the Company upon Company Order any excess money or securities held by them at any time.

Section 8.08. Indemnity for U.S. Government Obligations. The Company shall pay, and shall indemnify the Trustee against, any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to this Article or the principal and interest and any other amount received on such U.S. Government Obligations.

Section 8.09. Reimbursement. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to the Notes by reason of any order or judgment of any court or government authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and the Notes from which the Company has been discharged or released pursuant to Section 8.03 or Section 8.04 (as the case may be) shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to the Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 8.06 with respect to the Notes in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest or Additional Amounts on the Notes following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of the Notes to receive such payment from the money so held in trust.

ARTICLE 9

AMENDMENTS

Section 9.01. Supplemental Indentures Without Consent of Noteholders. (a) In addition to any supplemental indenture otherwise authorized by this Indenture, the Company, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto without the consent of the Holders, for one or more of the following purposes:

(i) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 5;

(ii) to add to the covenants of the Company or other provisions hereof such further covenants, restrictions, conditions or provisions as the Company shall consider to be for the protection of the Holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default;

(iii) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, or in the Offering Memorandum with respect to the Notes or to make any other provisions as the Company may deem necessary or desirable with respect to matters or questions arising under this Indenture, provided that no such action shall materially adversely affect the interests of the Holders of the Notes;

(iv) to provide for the issuance of Additional Notes;

(v) to provide for any guarantee of the Notes by a parent of the Company or to confirm and evidence the release, termination or discharge of any such guarantee of the Notes when such release, termination or discharge is permitted under this Indenture. Notwithstanding anything to the contrary set forth herein, no supplemental indenture entered into pursuant to this clause (v) may contravene the provisions of Section 2.17 or Article 3 of this Indenture;

(vi) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.07; and

(vii) to make any other changes that do not materially adversely affect the Holders of the Notes.

(b) The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

(c) Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02. Supplemental Indentures With Consent of Noteholders. (a) With the consent (evidenced as provided in Section 1.05) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, the Company, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture with respect to the Notes or of modifying in any manner the rights of the Holders of the Notes; provided, that no such supplemental indenture shall (i) extend the final maturity of any then issued Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or make the principal thereof (including any amount in respect of original issue discount), or interest thereon or Additional Amounts payable in any coin or currency other than that provided in the Notes or in accordance with the terms thereof or impair or affect the right of any Noteholder to institute suit for the payment thereof, in each case without the consent of the Holder of each Note so affected, or (ii) reduce the percentage in aggregate principal amount of then issued Notes, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Note so affected. Notwithstanding anything to the contrary in this Section 9.02(a), no supplemental indenture may, without the consent of each Holder of an affected Note and the BMA (if required), change the stated maturity of, the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any of the Notes.

(b) Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order) certified by the secretary or an assistant secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Notes as aforesaid and other documents, if any, required by Section 1.05, and the documents required by Section 9.04, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

(c) It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Article, the Company shall give notice thereof to the Holders by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Register. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Section 7.01 and Section 7.02, shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel as conclusive evidence and stating that any supplemental indenture executed pursuant to this Article 9 complies with the applicable provisions of this Indenture.

Section 9.05. Notation on Notes in Respect of Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken by Noteholders. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.

Section 9.06. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of Notes shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the written notice of revocation at least one Business Day prior to the date the amendment or waiver becomes effective. After it becomes effective, an amendment or waiver shall bind every Holder.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above. If a record date is fixed, then notwithstanding Section 9.06, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes. Nothing in this Indenture or the Notes, expressed or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Indenture or the Notes.

Section 10.02. Notices. Any request, demand, authorization, direction, notice, consent, waiver or other communication or document provided or permitted by this Indenture to be made upon, given, provided or furnished to, or filed with, any party to this Indenture shall, except as otherwise expressly provided herein, be in writing and shall be deemed to have been received only upon actual receipt thereof by prepaid first class mail, courier, telecopier or electronic transmission, addressed to the relevant party as follows:

To the Company:

Fidelis Insurance Holdings Limited

Waterloo House

100 Pitts Bay Road

Pembroke

Bermuda HM 08

Attention: Hinal Patel and Patricia Roufca

Email: hinal.patel@fidelisinsurance.com and patricia.roufca@fidelisinsurance.com

With a copy to:

Willkie Farr & Gallagher (UK) LLP

CityPoint, 1 Ropemaker Street

London, EC2Y9AW

Attention: Joseph Ferraro

Email: JFerraro@willkie.com

To the Trustee, Registrar, Transfer Agent or Paying Agent:

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

Attention: Corporate Trust Administration – Fidelis Insurance Holdings Limited

Telephone: (212) 815-4812

Facsimile: (212) 815-5366

Email: mary.miselis@bnymellon.com

Any party by written notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Where this Indenture provides for the giving of notice to Holders, such notice shall be deemed to have been given upon the mailing of first class mail, postage prepaid, of such notice to Holders of the Notes at their registered addresses as recorded in the Register.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 10.03. Electronic Instructions to Trustee. The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e- mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction, except as may result from its own gross negligence, bad faith or willful misconduct. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 10.04. Officer’s Certificate and Opinion of Counsel as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.05. Statements Required in Officer’s Certificate or Opinion of Counsel. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include substantially:

(i) a statement that each Person making or rendering such Officer’s Certificate or Opinion of Counsel has read such covenant or condition and the related definitions;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(iii) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of each such Person, such covenant or condition has been complied with.

Section 10.06. Rules by Trustee, Registrar, Paying Agent and Transfer Agents. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Paying Agents and the Transfer Agents may make reasonable rules for their functions.

Section 10.07. Currency Indemnity. U.S. Dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company, to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify such Holder against any loss sustained by it as a result, and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Holder, such Holder shall, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Company shall indemnify the recipient against the cost of making any such purchase.

For the purposes of this Section 10.07, it shall be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Company, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

Section 10.08. No Recourse Against Others. No director, officer, employee or shareholder, as such, of the Company or the Trustee shall have any liability for any obligations of the Company or the Trustee, respectively, under this Indenture or the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 10.09. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Scheduled Maturity Date or Final Maturity Date, as may be applicable, of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Scheduled Maturity Date or Final Maturity Date, as may be applicable; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Scheduled Maturity Date or Final Maturity Date, as the case may be, on account of such delay.

Section 10.10. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.11. Consent to Jurisdiction; Waiver of Immunities. (a) Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York with respect to actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out of or relating to this Indenture or the Notes or any transaction contemplated hereby or thereby (a “Proceeding”), and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto, and each Holder of a Note by its acceptance thereof, irrevocably waives, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum.

(b) Nothing in this Section 10.11 shall affect the right of any party, including the Trustee, any Agent or any Holder, to serve legal process in any manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other competent jurisdictions. The Company hereby appoints CT Corporation System as its agent for service of process, and covenants and agrees that service of process in any suit, action or proceeding may be made upon the Company at the office of such agent located at 28 Liberty St 42nd Floor, New York, NY 10005, United States.

(c) The Company irrevocably agrees that, in any proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. The Company irrevocably agrees that, where permitted by applicable law, it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under this Indenture or the Notes.

Section 10.12. Successors and Assigns. All covenants and agreements of the Company in this Indenture and the Notes shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 10.14. Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

Section 10.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.16. Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 10.17. Limited Incorporation by Reference of Trust Indenture. This Indenture is not subject to the mandatory provisions of the Trust Indenture Act. The provisions of the Trust Indenture Act are not incorporated by reference in or made part of this Indenture unless specifically provided herein.

Section 10.18. USA Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States, the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities with which it maintain a business relationship. Accordingly, each of the parties agree to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable it to comply therewith.

Section 10.19. Incorporators, Shareholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any Indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

Section 10.20. Counterparts; Execution. This Indenture and any Global Note may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper- based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

THE BANK OF NEW YORK MELLON,
as Trustee, Registrar, Transfer Agent and Paying Agent

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

[Signature page to Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

FIDELIS INSURANCE HOLDINGS LIMITED, as the Company

By:	/s/ Hinal Patel
	Name:	Hinal Patel
	Title:	Group CFO and Bermuda CEO

[Signature page to Indenture]

EXHIBIT A

FORM OF NOTE

[[RESTRICTED][REGULATION S] GLOBAL NOTE]

Include the following legend on all Notes that are Global Notes

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Include the following Securities Act Legend on all Notes that are Restricted Notes.

NEITHER THIS GLOBAL NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS GLOBAL NOTE NOR ANY BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO FIDELIS INSURANCE HOLDINGS LIMITED OR A SUBSIDIARY THEREOF, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE

Exh. A-1

SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL NOTE IN ACCORDANCE WITH CLAUSE (4) ABOVE, FIDELIS INSURANCE HOLDINGS LIMITED OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS ABSOLUTE DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION.

THIS LEGEND MAY BE REMOVED SOLELY IN THE DISCRETION AND AT THE DIRECTION OF FIDELIS INSURANCE HOLDINGS LIMITED.

Include the following Regulation S Legend on all Notes that are Regulation S Notes.

NEITHER THIS GLOBAL NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS GLOBAL NOTE NOR ANY BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.

THIS LEGEND MAY BE REMOVED FROM THIS GLOBAL NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE NOTES.

Include the following legend on all Notes that are Certificated Notes

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND ANY TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR OR TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exh. A-2

[FORM OF FACE OF NOTE]

FIDELIS INSURANCE HOLDINGS LIMITED

4.875% Senior Notes due 2030

[RESTRICTED GLOBAL NOTE]

[REGULATION S GLOBAL NOTE]

[CERTIFICATED NOTE]

No. [R-1] [S-1]

CUSIP No. [144A: 31575F AA4] [Reg S: G3398L AA8]	Principal Amount
ISIN No. [144A: US31575FAA49] [Reg S: USG3398LAA82]	U.S. $
as revised by the Schedule of
Increases and Decreases in
Global Note attached hereto

Fidelis Insurance Holdings Limited, a Bermuda exempted company with limited liability (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of U.S. $ [●] dollars [insert if Global Note:, which principal amount may from time to time be reduced or increased, as appropriate, in accordance with the Indenture and as reflected in the Schedule of Increases and Decreases in the Global Note attached hereto, to reflect exchanges or redemptions of the Notes represented hereby], on the Final Maturity Date, and to pay interest thereon from June 18, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 30 and December 30 in each year, commencing December 30, 2020, at the rate of 4.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the record date for such interest, which shall be the June 15 or December 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The “Final Maturity Date” means (i) the Scheduled Maturity Date, if, on the Scheduled Maturity Date, the BMA Redemption Requirements are satisfied, or (ii) otherwise, following the Scheduled Maturity Date, the earlier of (A) the date falling 10 Business Days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such repayment of the Notes were made on such date and (B) the date on which a Winding-Up of the Company occurs. The “Scheduled Maturity Date” means June 30, 2030.

Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose or otherwise in accordance with the terms of the Indenture referred to on the reverse hereof in U.S. Dollars.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this

Exh. A-3

place. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Unless the certificate of authentication herein has been executed by the Trustee or Authenticating Agent by the manual or electronic signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exh. A-4

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

FIDELIS INSURANCE HOLDINGS LIMITED

By:
Name:
Title:

[Signature page to the Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

[Signature page to the Note]

[FORM OF REVERSE OF NOTE]

4.875% Senior Notes due 2030

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued under the indenture, dated as of June 18, 2020 (herein called the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Company may from time to time, without notice to and without the consent of the Holders of the Notes, create and issue Additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and the first payment of interest thereon. Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes. Unless the context otherwise requires, for all purposes of the Indenture and this Note, references to the Notes include any Additional Notes actually issued.

The Note is one of the [Initial]1 [Additional]2 Notes referred to in the Indenture. The Notes include the Initial Notes issued on the Issue Date and any Additional Notes issued in accordance with Section 2.14 of the Indenture. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture.

The Notes shall be redeemable in accordance with Section 3.02 and Section 3.04 of the Indenture.

The Company shall be obligated to pay Additional Amounts in respect of the Notes of this series in accordance with Section 4.10 of the Indenture.

The Notes will represent the Company’s unsecured general obligations and will rank equally in right of payment with all of the Company’s other existing and future unsecured unsubordinated indebtedness. The Notes will rank senior in right of payment to any future unsecured subordinated indebtedness the Company incurs. The Notes will be contractually subordinated in right of payment to all obligations of the Company’s Subsidiaries, including all existing and future policyholder obligations of the Company’s Subsidiaries.

The Indenture contains provisions for Defeasance at any time of the entire indebtedness of this Note or certain covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

[1]	Include if Initial Note.
[2]	Include if Additional Note.

Exh. A-3

If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes of this series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Notes of this series, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Except as provided in the Indenture, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

The transfer of this Note may be registered and this Note may be exchanged as provided in the Indenture, subject to certain limitations therein set forth.

The Notes are issuable only in registered form in denominations of U.S. $200,000 and any integral multiples of U.S. $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

Exh. A-4

[To be attached to Global Notes only]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is U.S. $[        ]. The following increases or decreases in this Global Note have been made:

			Principal amount of	Signature of
	Amount of decrease	Amount of increase	this Global Note	authorized signatory
	in Principal Amount	in Principal Amount	following such	of Trustee or Note
Date of Exchange	of this Global Note	of this Global Note	decrease or increase	Custodian

Exh. A-5

EXHIBIT B

FORM OF

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address, including postal zip code, of assignee this Note and all rights hereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of Fidelis Insurance Holdings Limited with full power of substitution in the premises.

In connection with any transfer of this Note occurring prior to the date [which is one year after the original issue date of the Notes,]1 [which is on or prior to the 40th day after the Closing Date (as defined in the Indenture governing the Notes),]2 the undersigned confirms that:

[Check one]

☐	(a)

This Note is being transferred to a person whom the Holder reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”)), in a transaction meeting the requirements of Rule 144A;

☐	(b)	This Note is being transferred in an offshore transaction in accordance with Rule 904 under the Securities Act;

☐	(c)	This Note is being transferred pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

☐	(d)	This Note is being transferred pursuant to an effective registration statement under the Securities Act; or

☐	(e)	This Note is being transferred to Fidelis Insurance Holdings Limited,

[1]	Include in Restricted Global Note.
[2]	Include in Regulation S Note.

Exh. B-1

in each of cases (a) through (e) above, in accordance with any applicable securities laws of any State of the United States.

If none of the foregoing boxes is checked, the Transfer Agent shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.07 of the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this instrument in every particular, without alteration, enlargement or any other change whatever.

Exh. B-2

EXHIBIT C

FORM OF CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE OR CERTIFICATED NOTE BEARING

A SECURITIES ACT LEGEND TO REGULATION S

GLOBAL NOTE OR CERTIFICATED NOTE

NOT BEARING A SECURITIES ACT LEGEND

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

Attn: Corporate Trust Administration – Fidelis Insurance Holdings Limited

Re:     4.875% Senior Notes due 2030 (the “Notes”)

Reference is hereby made to the Indenture, dated June 18, 2020 (the “Indenture”), among Fidelis Insurance Holdings Limited and The Bank of New York Mellon, as Trustee, Registrar, Transfer Agent and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $         principal amount of Notes which are held in the form of [a beneficial interest in the Restricted Global Note with the Depositary in the name of the undersigned] [a Certificated Note bearing a Securities Act Legend].

The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest of equal principal amount in the Regulation S Global Note (ISIN No. USG3398LAA82) to be held with [Euroclear]* [Clearstream]1 through the Depositary] [a Certificated Note of equal principal amount not bearing a Securities Act Legend]. In connection with such transfer, the undersigned does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the undersigned further certifies that:

(1) the offer of the Notes was not made to a U.S. Person (as defined under Regulation S);

[(2) at the time the buy order was originated, the transferee was outside the United States or the undersigned and any Person acting on behalf of the undersigned reasonably believe that the transferee was outside the United States;]2

[1]	Indicate appropriate clearing system.
[2]	Insert one of the two provisions.

Exh. C-1

[(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any Person acting on behalf of the undersigned knows that the transaction was prearranged with a buyer in the United States;]3

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4) the undersigned is not the Company, a distributor, an Affiliate of either the Company or a distributor, or a Person acting on behalf of any of the foregoing; and

(5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and for the benefit of Fidelis Insurance Holdings Limited. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated ,

Fidelis Insurance Holdings Limited

[3]	Insert one of the two provisions.

Exh. C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM REGULATION S GLOBAL

NOTE OR CERTIFICATED NOTE NOT BEARING

A SECURITIES ACT LEGEND TO RESTRICTED GLOBAL

NOTE OR CERTIFICATED NOTE BEARING

A SECURITIES ACT LEGEND

(PRIOR TO 40TH DAY AFTER CLOSING DATE)

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

Attn: Corporate Trust Administration – Fidelis Insurance Holdings Limited

Re:     4.875% Senior Notes due 2030 (the “Notes”)

Reference is hereby made to the Indenture, dated June 18, 2020 (the “Indenture”), among Fidelis Insurance Holdings Limited and The Bank of New York Mellon, as Trustee, Registrar, Transfer Agent and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $         principal amount of Notes which are held in the form of [a beneficial interest in the Regulation S Global Note (ISIN No. USG3398LAA82) with the Depositary in the name of the undersigned] [a Certificated Note not bearing the Securities Act Legend].

The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest in the Restricted Global Note (CUSIP No. 31575F AA4) to be held through the Depositary] [a Certificated Note bearing the Securities Act Legend]. In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended, and accordingly, the undersigned represents that:

(1) the Notes are being transferred to a transferee that the undersigned reasonably believes is purchasing the Notes for its own account or one or more accounts with respect to which the transferee exercises sole investment discretion; and

(2) the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

This certificate and the statements contained herein are made for your benefit and for the benefit of Fidelis Insurance Holdings Limited.

Exh. D-1

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated ,

Fidelis Insurance Holdings Limited

Exh. D-2

EXHIBIT E

FORM OF CERTIFICATE FOR REMOVAL

OF THE SECURITIES ACT LEGEND ON A CERTIFICATED NOTE

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

Attn: Corporate Trust Administration – Fidelis Insurance Holdings Limited

Re:     4.875% Senior Notes due 2030 (the “Notes”)

Reference is hereby made to the Indenture, dated June 18, 2020 (the “Indenture”), among Fidelis Insurance Holdings Limited, and The Bank of New York Mellon, as Trustee, Registrar, Transfer Agent and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $         principal amount of Notes which are held in the form of [a beneficial interest in the Restricted Global Note (CUSIP No. 31575F AA4) with the Depositary] [[a] Certificated Note(s) in the name of the undersigned.]1

The undersigned has requested for the restrictive Legend on the Certificated Note(s) to be removed.

In connection with such transfer, the undersigned does hereby certify that such transfer has been effected only (i) in an offshore transaction in accordance with Rule 904 under the Securities Act, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iii) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iii) in accordance with any applicable securities laws of any State of the United States.

This certificate and the statements contained herein are made for your benefit and for the benefit of and Fidelis Insurance Holdings Limited.

[NAME OF UNDERSIGNED]

By:
Name:
Title:

Dated ,

Fidelis Insurance Holdings Limited

[1]	Indicate form in which Notes are held.

Exh. E-1